UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2016

SCHMITT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	000-23996	93-1151989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2765 N.W. Nicolai Street Portland, Oregon		97210-1818
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 227-7908

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective May 31, 2016, the Board of Directors (the “Board”) of Schmitt Industries, Inc. (the “Registrant”) appointed Charles Davidson to the Board. Mr. Davidson’s initial term as director will expire at the Registrant’s 2016 Annual Meeting of Shareholders at which time it is expected that he will be a director nominee. Mr. Davidson has been appointed to serve on the Board’s Audit, Compensation, and Nominating Committees.

There are no transactions in which Mr. Davidson has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Davidson will be entitled to receive the regular compensation paid to the Registrant’s non-employee directors as fixed by the Board from time-to-time.

A copy of the press release announcing the appointment of Mr. Davidson to the Board is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press release entitled “Schmitt Industries, Inc. Appoints Charlie Davidson to its Board”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHMITT INDUSTRIES, INC.

June 1, 2016	By:	/s/ Ann M. Ferguson
Name: Ann M. Ferguson
Title: Chief Financial Officer and Treasurer